UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 21, 2021, the Compensation Committee of the Board of Directors of Republic Bancorp, Inc. (“Republic” or the “Company”) approved a supplemental discretionary bonus for multiple associates, including two named executive officers, Steven E. Trager and Kevin D. Sipes.  These bonuses, which are based on the Traditional Bank’s credit performance during the first half of 2021, are being paid to all associates whose 2020 annual bonus compensation was tied to “Total Company” gross operating profit or “Core Bank” gross operating profit and was negatively impacted by the COVID-related estimated loan loss provisions taken during 2020.

The supplemental bonus payout to each associate was set at 15% of the associate’s 2020 bonus potential, which represented $37,500 to Mr. Trager and $26,250 to Mr. Sipes. These payouts, which total approximately $390,000, will be made on August 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: July 21, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer